SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 31, 2007

Piedmont Office Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-25739	58-2328421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 500, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (770) 325-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreements

On August 31, 2007, in conjunction with obtaining the Credit Facility mentioned below, Piedmont Office Realty Trust, Inc. (the “Registrant”) terminated its $48.3 Million Secured Line of Credit (expandable up to $85.0 million upon the addition of suitable borrowing base properties) with Wachovia Bank, National Association, as successor to SouthTrust Bank, as well as the $50.0 Million Secured Line of Credit with Bank of America, N.A. Neither of these secured facilities had an outstanding balance as of August 31, 2007, as all draws outstanding prior to termination had been repaid with operating cash flows. The material terms and descriptions of each of the secured line of credit facilities, respectively, were previously disclosed in the proxy statement filed with the Securities and Exchange Commission on February 26, 2007, and are hereby incorporated by reference.

Item 2.03	Creation of a Material Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2007, Piedmont Operating Partnership, LP (“Piedmont OP”), a consolidated subsidiary of the Registrant, entered into a new $500 million revolving variable rate unsecured credit facility (the “Credit Facility”) with Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., serving together as co-lead arrangers and book managers, Wachovia Bank, National Association, serving as administrative agent (the “Agent”), JPMorgan Chase Bank, N.A., serving as syndication agent, Morgan Stanley Bank, Bank of America, N.A., and PNC Bank, National Association, each serving as documentation agents, and a syndicate of other financial institutions, serving as participants.

Under the terms of the Credit Facility, Piedmont OP may, with prior consent from the Agent, elect to increase the facility by up to an additional $500 million, to an aggregate size of $1.0 billion. The Credit Facility has a swingline sub-facility of up to $50 million, bearing interest at the greater of the Agent’s prime rate or 0.50% over the Federal Funds Rate (as defined in the Credit Facility, plus in either case, the applicable margin for base rate loans). Any loan made under the swingline sub-facility is to be repaid within seven business days after the date such loan was made. The term of the Credit Facility is four years, and Piedmont OP may extend the term for one additional year provided Piedmont OP is not then in default and upon the payment of a 15 basis point extension fee. Piedmont OP paid customary arrangement and upfront fees to the lenders in connection with the closing of the Credit Facility. This new facility replaces Piedmont OP’s prior secured credit facilities, the $48.3 Million Secured Line of Credit (expandable up to $85.0 million upon the addition of suitable borrowing base properties) and the $50 Million Line of Credit, which were set to expire in December 2007 and June 2008, respectively.

At the current corporate credit rating of the Registrant, Piedmont OP is required to pay participating banks, in the aggregate, an annual facility fee of 0.15% (approximately $750,000 based on the current $500 million size of the facility). The Credit Facility bears interest at varying levels based on (i) the London Interbank Offered Rate (“LIBOR”), (ii) the credit rating levels issued for the Registrant, and (iii) a maturity schedule selected by Piedmont OP. The stated interest rate spread over LIBOR can vary from LIBOR plus 0.325% to LIBOR plus 1.05% based upon the credit rating of the Registrant. The current stated interest rate spread on the Credit Facility is LIBOR plus 0.475%.

Under the Credit Facility, the Registrant is subject to certain financial covenants that require, among other things, the maintenance of an unencumbered interest coverage ratio of at least 1.75, an unencumbered leverage ratio of at least 1.60, a fixed charge coverage ratio of at least 1.50, a leverage ratio of no more than 0.60, and a secured debt ratio of no more than 0.40. At the commencement of the Credit Facility, there were no amounts outstanding on the line and, accordingly, $500 million was available for borrowing under the Credit Facility.

The foregoing does not purport to be a complete description of the terms of the Credit Facility and is qualified in its entirety by reference to the Credit Facility. A copy of the Credit Facility is attached as Exhibit 10.1 hereto. A press release announcing the Credit Facility was issued on September 7, 2007 and is attached as Exhibit 99.1 hereto.

Item 8.01. Other Events

Donald and Donna Goldstein, Derivatively on behalf of Nominal Defendant Wells Real Estate Investment Trust, Inc. vs Leo F. Wells, III, et al.

On August 24, 2007, a stockholder of the Registrant filed a putative shareholder derivative complaint in the Superior Court of Fulton County, State of Georgia on behalf of the Registrant against, among others, one of the Registrant’s previous advisors, Wells Capital, Inc., and a number of the Registrant’s current and former officers and directors.

The complaint alleges, among other things, (i) that the consideration paid as part of the internalization of the Registrant’s previous advisors (the “internalization transaction”) was excessive; (ii) that the defendants breached their fiduciary duties to the Registrant; and (iii) that the internalization transaction unjustly enriched the defendants.

The complaint seeks, among other things, (i) a judgment declaring that the defendants have committed breaches of their fiduciary duties and were unjustly enriched at the expense of the Registrant; (ii) monetary damages equal to the amount by which the Registrant has been damaged by the defendants; (iii) an order awarding the Registrant restitution from the defendants and ordering disgorgement of all profits and benefits obtained by the defendants from their wrongful conduct and fiduciary breaches; (iv) an order directing the defendants to respond in good faith to offers which are in the best interest of the Registrant and its shareholders and to establish a committee of independent directors or an independent third party to evaluate strategic alternatives and potential offers for the Registrant, and to take steps to maximize the Registrant’s and the shareholders’ value; (v) an order directing the defendants to disclose all material information to the Registrant’s shareholders with respect to the internalization transaction and all offers to purchase the Registrant and to adopt and implement a procedure or process to obtain the highest possible price for the shareholders; (vi) an order rescinding, to the extent already implemented, the internalization transaction; (vii) the establishment of a constructive trust upon any benefits improperly received by the defendants as a result of their wrongful conduct; and (viii) an award to the plaintiff of costs and disbursements of the action, including reasonable attorneys’ and experts’ fees.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 31, 2007, among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Co-Lead Arrangers and Book Managers, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, each of Morgan Stanley Bank, Bank of America, N.A., and PNC Bank, National Association, as Documentation Agent, the other banks signatory thereto

99.1	Press release, dated September 7, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: September 7, 2007	By:	/s/ Robert E. Bowers
Robert E. Bowers Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 31, 2007, among Piedmont Operating Partnership, LP, as Borrower, Piedmont Office Realty Trust, Inc., as Parent, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Co-Lead Arrangers and Book Managers, Wachovia Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, each of Morgan Stanley Bank, Bank of America, N.A., and PNC Bank, National Association, as Documentation Agent, the other banks signatory thereto

99.1	Press release, dated September 7, 2007